SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                                September 4, 1998
                                -----------------
                                 Date of Report
                        (Date of earliest event reported)



                          Consolidated Eco-System, Inc.
 ------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                                      Idaho
                                      -----
                 (State or other jurisdiction of incorporation)


                0-25970                               82-0464589
                -------                               ----------
       (Commission file number)            (IRS employer identification no.)

         3201 West 65th Street
            Little Rock, AR                              72209
            ---------------                              -----
(Address of principal executive offices)               (Zip code)


                                 (501) 570-0356
                                 --------------
              (Registrant's telephone number, including area code)


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Item 4. Changes in Registrant's Certifying Accountant.

      On September 4, 1998, Consolidated Eco-Systems, Inc. retained Brown, Rogers & Company, P.A. as its independent auditor on a limited basis. The engagement requires Brown, Rogers & Company to express an opinion about whether the financial statements of Consolidated Eco-Systems are fairly presented, in all material respects, in conformity with generally accepted accounting principles.

      The engagement agreement is limited and prohibits the use of the audited financial statements with any filing made to the United States Securities and Exchange Commission. Consolidated Eco-Systems, Inc. retained Brown, Rogers & Company to conduct an audit due to difficulties in retaining an independent auditor that was capable of conducting an audit which could then be used for filing with the United States Securities and Exchange Commission. The Company believes that an audit by Brown, Rogers & Company will provide a means of retaining such an auditing firm.

      The engagement letter provides that the agreement will not be accepted by Brown, Rogers & Company unless the number of shareholders of Consolidated Eco-Systems, Inc. is below the threshold number which would require filing with the United States Securities & Exchange Commission. Brown, Rogers & Company has been advised that the Company is required to make filings with the United States Securities & Exchange Commission. Following this disclosure, Brown, Rogers & Company began working on the engagement.

      The Company again notes that the audit of Brown, Rogers & Company cannot be used for purposes of making financial disclosures with the United States Securities and Exchange Commission and is limited as indicated in the engagement letter. The Company notes that Brown, Rogers & Company is not technically its certifying accounting for the reasons identified above.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CONSOLIDATED ECO-SYSTEMS, INC.



                                    /s/ Sam Sexton III
                                    --------------------------------------
                                    Sam Sexton III
                                    Executive Vice-President

Date: September 14, 1998


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